Exhibit 2.4



                           AMENDMENT

      AMENDMENT, made as of February 6, 1996, but effective as of October 15, 1995 (the "Amendment"), to the Agreement and Plan of Reorganization, dated June 26, 1995 (as previously amended, the "Original Agreement"), by and between Richfood Holdings, Inc. ("Richfood") and Super Rite Corporation ("Super Rite"). Capitalized terms not otherwise defined herein shall have the meanings given in the Original Agreement.

                            RECITALS

      WHEREAS, all third party beneficiaries of the provisions of Subsections 6.14(e)(iii) and (iv) of the Original Agreement have consented to the amendment and restatement of such Subsections as contemplated herein.

      NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth herein, the parties hereby agree as follows:

                           AGREEMENT

      1.    Subsections  6.14(e)(iii) and (iv)  of  the  Original
Agreement are hereby amended and restated, in their entirety, to read as set forth in Exhibit A attached hereto, such amendment and restatement to be effective as of the Effective Time.

      2. Except as expressly amended hereby, the Original Agreement remains in full force and effect. This Amendment shall be governed by the laws of the Commonwealth of Virginia, regardless of any applicable provisions thereof governing conflicts of laws. This Amendment may be executed in one or more counterparts, all of which shall together constitute one Amendment.

      IN WITNESS WHEREOF, each party hereto has caused this Amendment to be duly executed on its behalf by its officer thereunto duly authorized, all as of October 15, 1995.

                                   RICHFOOD HOLDINGS, INC.


                                   By:____________________________
                                      Donald D. Bennett
                                      Chairman & Chief Executive
                                        Officer


                                   SUPER RITE CORPORATION


                                   By:____________________________
                                      Peter Vanderveen
                                      President
                                                        EXHIBIT A

     AMENDED AND RESTATED SUBSECTIONS 6.14(e)(iii) and (iv)


      (iii) Richfood shall pay all SEC and state "Blue Sky" filing fees, all fees and expenses of Richfood's counsel and accountants and all printing and mailing fees (collectively, "Registration Expenses") associated with the first registration and offering of shares for the benefit of members of the Super Rite Group pursuant to Section 6.14(a) (it being understood that Registration Expenses shall not include underwriting fees, commissions or expenses, the fees and expenses of counsel for the underwriters or the fees and expenses of any counsel or accountants retained by any member of the Super Rite Group in connection with such registration and offering). For all other registrations and offerings of shares pursuant to this Section 6.14, the selling Super Rite Group shareholders shall pay, on a pro rata basis, all Registration Expenses and other costs and expenses associated with such registrations and offerings;

     (iv) Richfood shall not be obligated to provide more than a total of two registrations pursuant to Section 6.14(a) and
Section 6.14(c) hereof; provided, that in the event any shares are excluded in an initial registration pursuant to Section 6.14(c) or in the event such registration is withdrawn or abandoned by Richfood, the Super Rite Group shareholders shall have additional registration rights pursuant to such subsection until such time as the shares originally proposed to be registered thereunder have been registered pursuant to this Section; and provided, further, that the Selling Shareholders will be entitled to withdraw any request for registration pursuant to Section 6.14(a) or Section 6.14(c) hereof prior to the sale of shares pursuant thereto, and such withdrawn request shall not be considered one of the two registrations to which the Super Rite Group shareholders are entitled, if such shareholders reimburse Richfood promptly upon request for its actual out-of-pocket expenses in connection with such withdrawn registration.